Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated March 28, 2011 relating to the consolidated financial statements of ADA-ES, Inc. and subsidiaries as of December 31, 2010 and 2009 and for the years then ended. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Ehrhardt Keefe Steiner & Hottman PC

     Ehrhardt Keefe Steiner & Hottman PC

October 6, 2011

Denver, Colorado